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                                                                 Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 (333-116248) and related Prospectus of WesBanco, Inc. for the registration of 1,169,322 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

July 9, 2004
Pittsburgh, Pennsylvania